Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 14, 2026 relating to the financial statements of Suncrete, Inc. (the “Company”), as of December 31, 2025 and for the period from September 30, 2025 (inception) through December 31, 2025, appearing in the Company’s Special Financial Report on Form 10-K filed with the Securities and Exchange Commission on April 14, 2026.

/s/ WithumSmith+Brown, PC

New York, New York

June 24, 2026